                                                                    EXHIBIT 23.6

                   [LETTERHEAD of RICHARD E. WOODHALL & CO.]






SFX Entertainment Inc.


Dear Sirs,

CONSENT OF INDEPENDENT AUDITORS
RE: TONY STEPHENS ASSOCIATES LIMITED
AUDIT YEAR TO 30TH APRIL 1998

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated 14th July 1998 included in the Prospectus that is made as part of Amendment No. 1 to the Registration Statement on Form S-1 (file no. 333-71175) of SFX Entertainment, Inc.


dated: 28th January 1999.


                                                   /s/ Richard E. Woodhall & Co.
                                                   ----------------------------
                                                   Richard E. Woodhall & Co.